As filed with the Securities and Exchange Commission on September 29, 1999


                                                    Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             -------------------------------------------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                        ECHELON INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)
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

                                        450 CARILLON PARKWAY, SUITE 200
                                         ST. PETERSBURG, FLORIDA 33716
            FLORIDA                            (727) 803-8200                            59-2554218
- -------------------------------     ---------------------------------------         -------------------
(State or other jurisdiction of    (Address of principal executive offices)         (I.R.S. Employer
incorporation or organization                                                       Identification No.)
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                        ECHELON INTERNATIONAL CORPORATION
                     1999 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                              (Full Title of Plan)

                              ---------------------

                                DARRYL A. LECLAIR
                                    PRESIDENT
                        ECHELON INTERNATIONAL CORPORATION
                         450 CARILLON PARKWAY, SUITE 200
                          ST. PETERSBURG, FLORIDA 33716
                                 (727) 803-8200
                      (Name, address and telephone number,
                   including area code, of agent for service)

                              ---------------------

                                   Copies to:
                           WILLIAM F. WYNNE, JR., ESQ.
                                WHITE & CASE LLP
                           1155 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 819-8200

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

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- --------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF SECURITIES            AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
         TO BE REGISTERED               REGISTERED        PER UNIT (1)          PRICE (1)        REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE......    75,000 SHARES          $24.41             $1,830,750            $508.95
- --------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 27, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following information heretofore filed by Echelon International Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference: (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998,
(b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, (d) the Registrant's Current Reports on Form 8-K filed on January 28, 1999, May 21, 1999 and July 1, 1999 and (e) the description of the Registrant's capital stock contained on Exhibit 2.1 to the Registrant's Registration Statement on Form 10, as amended, (Reg. No. 001-12211). All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act, as amended (the "FBCA"), to indemnify its directors and officers to the extent provided in such statute. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

                  The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

                  The Registrant's By-laws provide that the Registrant shall have the power but not the obligation to indemnify directors and officers to the fullest extent permitted by the laws of the State of Florida. The Registrant has entered into indemnification agreements with all of its executive officers and directors and, as permitted by applicable law. These indemnification agreements clarify and expand the circumstances under which a director or executive officer will be indemnified.

                  The indemnification rights conferred by the By-laws and indemnification agreements are not exclusive of any other right, under the FBCA or otherwise, to which a person seeking indemnification may otherwise be entitled. The Registrant also provides liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

                  The effect of such indemnification arrangements may be to exempt or limit the liability of such executive officers and directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the Registrant, except to the extent such exemption or limitation is not permitted under the FBCA as the same exists or may hereafter be amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENTS
- -------           ------------------------

4.1 Amended and Restated Articles of Incorporation of the Registrant and amendments thereto (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (Reg. No. 333-18171) filed by the Registrant on December 18, 1996).

4.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (Reg. No. 333-18171) filed by the Registrant on December 18, 1996).

4.3 Specimen Common Share certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 10, as amended, (Reg. No. 001-12211)).

4.4 Rights Agreement between Echelon International Corporation and The First National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-8 (Reg. No. 333-18171) filed by the Registrant on December 18, 1996).

4.5 Right Certificate (incorporated herein by reference to Exhibit B to the Rights Agreement filed as Exhibit 4.4 to the Registration Statement on Form S-8 (Reg. No. 333-18171) filed by the Registrant on December 18, 1996).

5 Opinion of White & Case LLP, counsel to the Registrant, dated September 28, 1999, with respect to the legality of the Common Stock being registered.

23.1              Consent of KPMG  LLP.

23.2 Consent of White & Case LLP (included in Exhibit 5 of this Registration Statement).

24 Power of Attorney of certain officers and directors (included on pages II-4 through II-5 of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 28th day of September, 1999.

                                   ECHELON INTERNATIONAL CORPORATION



                                   By: /s/ DARRYL A. LECLAIR
                                   -------------------------
                                   Name:  Darryl A. LeClair
                                   Title: President and
                                          Chief Executive Officer



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darryl A. LeClair and Susan G. Johnson, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of September 28, 1999:



/s/ DARRYL A. LECLAIR                       President, Chief Executive
- ---------------------                       Officer and Chairman of the
Darryl A. LeClair                           Board


/s/ LARRY J. NEWSOME                        Senior Vice President and
- --------------------                        Chief Financial Officer
Larry J. Newsome


/s/ JAMES R. HOBBS, JR.                     Vice President and
- ----------------------                      Controller
James R. Hobbs, Jr.


/s/ JONATHAN BLUM                           Director
- -----------------
Jonathan Blum


/s/ W. MICHAEL DORAMUS                      Director
- ----------------------
W. Michael Doramus


/s/ L. RAYMOND EASTIN                       Director
- ---------------------
L. Raymond Eastin

/s/ THOMAS W. MAHR                          Director
- ------------------
Thomas W. Mahr


/s/ STEPHEN R. BLANK                        Director
- --------------------
Stephen R. Blank


/s/ JOSEPH H. RICHARDSON                    Director
- ------------------------
Joseph H. Richardson

                                  EXHIBIT INDEX



EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENTS
- -------           ------------------------

4.1 Amended and Restated Articles of Incorporation of the Registrant and amendments thereto (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (Reg. No. 333-18171) filed by the Registrant on December 18, 1996).

4.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (Reg. No. 333-18171) filed by the Registrant on December 18, 1996).

4.3 Specimen Common Share certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 10, as amended, (Reg. No. 001-12211)).

4.4 Rights Agreement between Echelon International Corporation and The First National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-8 (Reg. No. 333-18171) filed by the Registrant on December 18, 1996).

4.5 Right Certificate (incorporated herein by reference to Exhibit B to the Rights Agreement filed as Exhibit 4.4 to the Registration Statement on Form S-8 (Reg. No. 333-18171) filed by the Registrant on December 18, 1996).

5 Opinion of White & Case LLP, counsel to the Registrant, dated September 28, 1999, with respect to the legality of the Common Stock being registered.

23.1              Consent of KPMG LLP.

23.2 Consent of White & Case LLP (included in Exhibit 5 of this Registration Statement).

24 Power of Attorney of certain officers and directors (included on pages II-4 through II-5 of this Registration Statement).